Exhibit 99.1

NEWS RELEASE

Contact:	Investor Relations
708.483.1300 Ext 1331

TreeHouse Foods, Inc. Delivers First Quarter 2019 Results Above Mid-Point of Guidance

HIGHLIGHTS

•	First quarter 2019 loss per fully diluted share was $(0.49) compared to a loss per fully diluted share of $(0.60) for the same period in 2018.

•	First quarter 2019 adjusted earnings per fully diluted share was $0.13, above the midpoint of the Company's guidance range of $0.05 to $0.15.

•	First quarter 2019 adjusted earnings per fully diluted share of $0.13 was $(0.05) below first quarter 2018.

•	In a separate press release issued today, TreeHouse announced a definitive agreement to sell its Ready-to-eat cereal business to Post Holdings.

•
TreeHouse confirmed that its strategic review of the Snacks business is ongoing and anticipates providing greater detail in conjunction with its second quarter earnings release in early August. The company plans to update its detailed full year 2019 guidance at that time.

Oak Brook, IL, May 2, 2019 — TreeHouse Foods, Inc. (NYSE: THS) today reported first quarter GAAP loss per fully diluted share of $(0.49) compared to a GAAP loss of $(0.60) reported for the first quarter of 2018. The Company reported adjusted earnings per fully diluted share1 of $0.13 in the first quarter of 2019 compared to adjusted earnings per share of $0.18 for the first quarter of 2018.

“We delivered a solid first quarter, with revenue in line with expectations and adjusted earnings per share toward the upper end of our guidance range,” said Steve Oakland, Chief Executive Officer and President. "I’m pleased with our accomplishments to date, and while we continue to have a lot of work ahead of us, credit goes to our teams who are improving our service levels and implementing continuous improvement practices across our organization. As we align our culture with our mission, vision and purpose, we are also in the process of redefining our values that will shape how we work with our customers, suppliers and each other to support our performance-based culture and ultimately, drive superior results. I am really excited about what our teams can accomplish at TreeHouse.”

“I’m encouraged by the quality of our first quarter results,” said Matthew Foulston, EVP and Chief Financial Officer. “Revenue of $1.3 billion declined 12% versus last year, in line with expectations, driven by SKU rationalization and volume loss in Snacks and Meal Solutions. Adjusted EPS of $0.13 was toward the top end of our guidance, helped by lower than anticipated health care costs, favorable SG&A expenses, and higher production levels as we built inventory in anticipation of potential Midwest flooding.”

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1
Adjusted earnings per fully diluted share is a Non-GAAP financial measure. See “Comparison of Adjusted Information to GAAP Information” below for the definition of adjusted earnings per fully diluted share, information concerning certain items affecting comparability, and a reconciliation of adjusted earnings per fully diluted share to loss per fully diluted share, the most comparable GAAP financial measure.

UPDATE ON PORTFOLIO OPTIMIZATION AND OUTLOOK

In a separate release issued today, the Company announced a definitive agreement to sell its Ready-to-eat cereal business to Post Holdings. The Ready-to-eat cereal business contributed $264 million to net sales in 2018 as a part of the Baked Goods segment. Financial terms of the sale were not disclosed and the transaction is expected to close in the third quarter of 2019.

Also in a separate press release today, TreeHouse announced it will close the Minneapolis, Minnesota Snack nuts and Trail mix plant.

The Company noted that the Snacks division continues to underperform and believes that the plant closure is necessary to position the business for success at lower volume levels. In addition, TreeHouse noted that the most recent forecast suggests Snacks could negatively impact 2019 results by $0.15 to $0.25 in adjusted earnings per share, absent further restructuring actions.

The Company noted that its strategic review of the Snacks business is ongoing and expects to share its conclusions on the business in early August, in conjunction with the second quarter earnings announcement. At that time, TreeHouse plans to update its full year 2019 guidance to reflect those conclusions.

In regard to the outlook for the second quarter, TreeHouse anticipates adjusted earnings per fully diluted share in the $0.25 to $0.35 range and net sales between $1.27 to $1.31 billion. The year-over-year decline in the second quarter of 2019 is expected to be driven by weaker results in Snacks and lighter volume in Meal Solutions.

Mr. Oakland concluded, “We delivered better than anticipated results in the first quarter and I believe that is a reflection of our improved service levels, operational progress, and a better aligned cost structure. While Snacks continues to be a challenge, we must not lose sight of all that we have achieved over the past 15 months, and we should celebrate our successes. We will continue our relentless focus on our four-point customer-centric enterprise strategy: Operational Excellence, Commercial Excellence, Optimized Portfolio, and People and Talent. These are the strategic tenets that will enable us to achieve our vision to be the undisputed solutions leader for custom brands.”

The Company is not able to reconcile adjusted earnings per fully diluted share (Non-GAAP) to projected reported diluted earnings per share without unreasonable effort due to the inherent uncertainty and difficulty of predicting the occurrence, financial impact, and timing of certain items impacting GAAP results.  These items include, but are not limited to, mark-to-market adjustments of derivative contracts, foreign currency exchange on the re-measurement of intercompany notes, or other non-recurring events or transactions that may significantly affect reported GAAP results.

FIRST QUARTER 2019 FINANCIAL RESULTS

Net sales for the first quarter of 2019 totaled $1,301.1 million compared to $1,481.2 million for the same period last year, a decrease of 12.2%. The change in net sales from 2018 to 2019 was due to the following:

Three Months
(unaudited)
SKU rationalization	(1.7)%
Volume/mix excluding SKU rationalization	(10.2)
Pricing	0.2
Divestiture	(0.3)
Foreign currency	(0.2)
Total change in net sales	(12.2)%

The change in net sales includes the efforts to simplify and rationalize low margin SKUs, which contributed 1.7% to the year-over-year decline, and the divestiture of the McCann's business in July 2018 which contributed 0.3% to the year-over-year decline. Excluding the impact of SKU rationalization and divestiture, net sales decreased 10.2% in the first three months of 2019 compared to 2018, driven by the following:

•	Volume/mix was unfavorable year-over-year across all segments with the largest decreases in the Snacks and Meal Solutions segments.

•	Foreign currency exchange was unfavorable 0.2% in the first three months of 2019 compared to 2018.

•
Pricing was favorable 0.2% in the first three months of 2019 compared to 2018 reflecting pricing actions to cover commodity inflation offset by lower pricing in the Single serve beverage category due to competitive pressure and commodity-based pass-through pricing declines in the Snacks segment.

Gross profit as a percentage of net sales was 15.0% in the first three months of 2019, compared to 15.7% in the first three months of 2018, a decrease of 0.7 percentage points. The decrease is primarily due to the fixed cost impact of declining volumes and unfavorable mix driven by the Snacks and Meal Solutions segments, partially offset by lower expenses associated with our restructuring programs.
Total operating expenses, which includes selling and distribution, general and administrative, amortization expense, and other operating expense, net, as a percentage of net sales were 15.1% in the first three months of 2019 compared to 16.3% in the first three months of 2018. The decrease in 2019 is primarily a result of lower freight due to lower spot market usage and spot market premium, and cost savings from TreeHouse 2020 and Structure to Win initiatives.
Total other expense, which includes interest expense, (gain) loss on foreign currency exchange, and other expense, net, increased by $3.5 million to $38.7 million in 2019 compared to $35.2 million in 2018. The change was primarily related to an increase in non-cash mark-to-market expenses from hedging activities, driven by interest rate swaps, partially offset by favorable fluctuations in currency exchange rates between the U.S. and Canadian dollar during the respective periods, gains on investments held by our Canadian subsidiaries, and lower interest expense. The decrease in interest expense reflects a lower debt level, partially offset by higher interest rates reflecting the year-over-year increase in LIBOR.
Income tax benefit was recorded at an effective rate of 31.1% in the first quarter of 2019 compared to 22.3% in the first quarter of 2018. The change in the Company’s effective tax rate for the three months ended March 31, 2019 compared to 2018 is primarily the result of an adjustment to the one-time transition tax liability due to the January 15, 2019 release of final regulations, the impact of a decrease in executive compensation that is non-deductible for tax purposes, a change in the valuation allowance, and the tax impact of vesting and exercise of share-based awards. Our effective tax rate may change from period to period based on recurring and non-recurring factors including the jurisdictional mix of earnings, enacted tax legislation, state income taxes, settlement of tax audits, and the expiration of the statute of limitations in relation to unrecognized tax benefits.

Net loss for the first quarter of 2019 was $27.3 million, compared to a net loss of $34.1 million for the same period of the previous year. Adjusted EBITDAS2 was $98.9 million in the first quarter of 2019, a 7.4% decrease compared to the first quarter of 2018. The decrease in adjusted EBITDAS was primarily due to lower volume and the fixed cost impact, partially offset by cost savings from TreeHouse 2020 and Structure to Win initiatives and favorable pricing.

Cash used in operating activities was $37.9 million in the first three months of 2019 compared to cash provided of $57.8 million in the first three months of 2018. The decrease is mostly attributable to a decline in cash provided by the Receivables Sales Agreement during the first three months of 2019 compared to 2018 and higher incentive compensation payouts during the first three months of 2019. The Company's working capital management emphasis continues to be focused on driving faster collection of receivables, managing inventory, and extending vendor payment terms.

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2
Adjusted EBITDAS is a Non-GAAP financial measure. See “Comparison of Adjusted Information to GAAP Information” below for the definition of Adjusted EBITDAS, information concerning certain items affecting comparability, and a reconciliation of Adjusted EBITDAS to net loss, the most comparable GAAP measure.

The Company’s first quarter 2019 results included certain items noted below that, in management’s judgment, affect the assessment of earnings period-over-period.

RECONCILIATION OF DILUTED LOSS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended March 31,
	2019	2018
	(unaudited)
Diluted loss per share (GAAP)	$(0.49)	$(0.60)
Restructuring programs	0.60	0.68
Mark-to-market adjustments	0.28	0.10
Acquisition, integration, divestiture, and related costs	0.02	—
Product recall	0.01	—
Tax indemnification	(0.01)	—
Foreign currency (gain) loss on re-measurement of intercompany notes	(0.03)	0.03
CEO transition costs	—	0.23
Taxes on adjusting items	(0.25)	(0.26)
Adjusted diluted EPS (Non-GAAP)	$0.13	$0.18

CHANGE IN SEGMENT REPORTING

On January 1, 2019, the Company changed how it manages its business, allocates resources, and goes to market, which resulted in modifications to its organizational and segment structure.  As a result, the Company consolidated its Condiments and Meals segments into one segment called Meal Solutions. Additionally, the Bars and Ready-to-eat cereal categories moved from the Company's Snacks and Meals segments, respectively, into the Baked Goods segment.  All prior period information has been recast to reflect this change in reportable segments.

The Company manages operations on a company-wide basis, thereby making determinations as to the allocation of resources in total rather than on a segment-level basis. The Company has designated reportable segments based on how management views its business. The reportable segments, as presented below, are consistent with the manner in which the Company reports its results to the Chief Operating Decision Maker.

The Company evaluates the performance of its segments based on Net sales and Direct operating income. Direct operating income is defined as Gross profit less freight out, sales commissions, and direct selling, general, and administrative expenses. Prior period information has been recast to reflect this change in Exhibit 99.2.

SEGMENT RESULTS

	Three Months Ended March 31,
	Baked Goods		Beverages		Meal Solutions		Snacks
	2019	2018	2019	2018	2019	2018	2019	2018
	(unaudited, dollars in millions)
Net sales	$422.7	$455.4	$237.2	$249.1	$464.9	$523.3	$176.3	$253.4
Direct operating income	44.7	28.0	43.9	39.4	46.9	56.2	(13.8)	7.6
Direct operating income percent	10.6%	6.2%	18.5%	15.8%	10.1%	10.7%	(7.8)%	3.0%

Baked Goods

Change in Net Sales from Prior Year

SKU rationalization	(2.5)%
Volume/mix excluding SKU rationalization	(7.0)
Pricing	2.5
Foreign currency	(0.2)
Total change in net sales	(7.2)%

The change in net sales in the Baked Goods segment in the first quarter of 2019 compared to the first quarter of 2018 was primarily due to unfavorable volume/mix predominately in the Ready-to-eat cereal, In-store bakery, and Refrigerated dough categories, the efforts to simplify and rationalize low margin SKUs, and unfavorable foreign currency, partially offset by favorable pricing actions taken in response to commodity based inflation and a reduction in trade spending primarily in the In-store bakery and Refrigerated dough categories. Direct operating income as a percentage of net sales increased 4.4 percentage points in the first three months of 2019 compared to the first three months of 2018. The increase was primarily due to favorable pricing, lower production costs, lower freight due to reduced spot market usage particularly in the temperature controlled freight market, favorable mix due to the rationalization of low margin business, and lower spend from the TreeHouse 2020 and Structure to Win initiatives. These improvements were partially offset by higher commodity costs (flour and packaging).

Beverages

Change in Net Sales from Prior Year

SKU rationalization	(1.4)%
Volume/mix excluding SKU rationalization	(2.4)
Pricing	(1.0)
Total change in net sales	(4.8)%

The change in net sales in the Beverages segment in the first quarter of 2019 compared to the first quarter of 2018 was primarily due to unfavorable volume/mix mostly in the Broth and Powdered creamers categories, partially offset by distribution gains in the Single serve beverage category, the efforts to simplify and rationalize low margin SKUs, and unfavorable pricing primarily due to competitive pressure in the Single serve beverage category. Direct operating income as a percentage of net sales increased 2.7 percentage points in the first three months of 2019 compared to the first three months of 2018. The increase was primarily due to lower commodity costs (coffee, casein, oils), lower production costs, lower freight due to geographic sales mix particularly in the Broth category and freight rate favorability, and favorable mix driven by the Tea category. These improvements were partially offset by unfavorable pricing driven by the Single serve beverage category.

Meal Solutions
Change in Net Sales from Prior Year

SKU rationalization	(2.0)%
Volume/mix excluding SKU rationalization	(9.3)
Pricing	1.0
Divestiture	(0.6)
Foreign currency	(0.3)
Total change in net sales	(11.2)%

The change in net sales in the Meal Solutions segment in the first quarter of 2019 compared to the first quarter of 2018 was primarily due to unfavorable volume/mix in the Pasta, Jams, preserves and jellies, and Pickles categories, the efforts to simplify and rationalize low margin SKUs, the divestiture of the McCann's business in July 2018, and foreign currency. Pricing was favorable reflecting certain pricing actions taken in response to commodity inflation that was only partially offset by durum pass-through pricing reductions. Direct operating income as a percentage of net sales decreased 0.6 percentage points in the first three months of 2019 compared to the first three months of 2018. The decrease was primarily due to lower volumes and the related fixed cost impact, unfavorable mix within the Pasta category, and higher commodity costs, partially offset by favorable pricing and lower spend from the TreeHouse 2020 and Structure to Win initiatives.

Snacks
Change in Net Sales from Prior Year

Volume/mix	(25.6)%
Pricing	(4.8)
Total change in net sales	(30.4)%

The change in net sales in the Snacks segment in the first quarter of 2019 compared to the first quarter of 2018 was primarily due to lost distribution and competitive pressure in the Snack nuts and Trail mix categories and unfavorable pricing as a result of commodity-based pass-through pricing declines. Direct operating income as a percentage of net sales decreased 10.8 percentage points in the first three months of 2019 compared to the first three months of 2018. The decrease was primarily due to lower volume and the related fixed cost impact and higher input costs associated with certain commodities.

CONFERENCE CALL WEBCAST

A webcast to discuss the Company’s first quarter earnings will be held at 8:30 a.m. (Eastern Time) today. The live audio webcast and a supporting slide deck will be available on the Company’s website at www.treehousefoods.com/investors/investor-overview/default.aspx

NEW WEBSITE

Earlier this week, TreeHouse Foods launched its newly redesigned website at www.treehousefoods.com. The objective of the new site is to provide an engaging and thoughtful platform where users can get information about the Company’s private label strategy, product portfolio, capabilities, and career opportunities. TreeHouse encourages investors, customers, and potential employees to visit the site to get a better feel for who we are and what we do.

COMPARISON OF ADJUSTED INFORMATION TO GAAP INFORMATION

The Company has included in this release measures of financial performance that are not defined by GAAP (“Non-GAAP”). A Non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income (Loss), Condensed Consolidated Statements of Stockholders' Equity, and the Condensed Consolidated Statements of Cash Flows. The Company believes these measures provide useful information to the users of the financial statements as we also have included these measures in other communications and publications.

For each of these Non-GAAP financial measures, the Company provides a reconciliation between the Non-GAAP measure and the most directly comparable GAAP measure, an explanation of why management believes the Non-GAAP measure provides useful information to financial statement users, and any additional purposes for which management uses the Non-GAAP measure. This Non-GAAP financial information is provided as additional information for the financial statement users and is not in accordance with, or an alternative to, GAAP. These Non-GAAP measures may be different from similar measures used by other companies.

Adjusted Earnings Per Fully Diluted Share, Adjusting for Certain Items Affecting Comparability

Adjusted earnings per fully diluted share (“adjusted diluted EPS”) reflects adjustments to GAAP loss per fully diluted share to identify items that, in management’s judgment, significantly affect the assessment of earnings results between periods. This information is provided in order to allow investors to make meaningful comparisons of the Company’s earnings performance between periods and to view the Company’s business from the same perspective as Company management. As the Company cannot predict the timing and amount of charges that include, but are not limited to, items such as acquisition, integration, divestiture, and related costs, mark-to-market adjustments on derivative contracts, foreign currency exchange impact on the re-measurement of intercompany notes, restructuring programs, and other items that may arise from time to time that would impact comparability, management does not consider these costs when evaluating the Company’s performance, when making decisions regarding the allocation of resources, in determining incentive compensation, or in determining earnings estimates.

The reconciliation of adjusted diluted EPS, excluding certain items affecting comparability, to the relevant GAAP measure of diluted EPS as presented in the Condensed Consolidated Statements of Operations, is presented above.

Adjusted Net Income, Adjusted EBIT, and Adjusted EBITDAS, Adjusting for Certain Items Affecting Comparability

Adjusted net income represents GAAP net loss as reported in the Condensed Consolidated Statements of Operations adjusted for items that, in management’s judgment, significantly affect the assessment of earnings results between periods as outlined in the adjusted diluted EPS section above. This information is provided in order to allow investors to make meaningful comparisons of the Company’s earnings performance between periods and to view the Company’s business from the same perspective as Company management. This measure is also used as a component of the Board of Directors' measurement of the Company’s performance for incentive compensation purposes and is the basis of calculating the adjusted diluted EPS metric outlined above.

Adjusted EBIT represents adjusted net income before interest expense, interest income, and income tax expense. Adjusted EBITDAS represents adjusted EBIT before depreciation expense, amortization expense, and non-cash stock-based compensation expense. Adjusted EBIT and adjusted EBITDAS are performance measures commonly used by management to assess operating performance, and the Company believes they are commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance between periods.

A full reconciliation between the relevant GAAP measure of reported net loss for the three month periods ended March 31, 2019 and 2018 calculated according to GAAP, adjusted net income, adjusted EBIT, and adjusted EBITDAS is presented in the attached tables. Given the inherent uncertainty regarding adjusted items in any future period, a reconciliation of forward-looking financial measures to the most directly comparable GAAP measure is not feasible.

Free Cash Flow

In addition to measuring the Company’s cash flow generation and usage based upon the operating, investing, and financing classifications included in the Condensed Consolidated Statements of Cash Flows, we also measure free cash flow which represents net cash provided by operating activities less capital expenditures. The Company believes free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities such as funding acquisitions, repaying debt, repurchasing outstanding senior debt, and repurchasing common stock. A reconciliation between the relevant GAAP measure of cash (used in) or provided by operating activities for the three months ended March 31, 2019 and 2018 calculated according to GAAP and free cash flow is presented in the attached tables.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading manufacturer and distributor of private label packaged foods and beverages in North America. We have over 40 production facilities across the United States, Canada and Italy, and our vision is to be the undisputed solutions leader for custom brands for our customers. Our product portfolio includes shelf stable, refrigerated, frozen and fresh products, including baked goods (refrigerated and frozen dough, cereal, cookies, crackers, pretzels and snack bars); beverages (broth, single serve hot beverages, creamers and powdered drinks); meal solutions (dressings, hot cereal, macaroni and cheese, pasta, pickles, sauces and side dishes); and healthy snacks (dried fruits and vegetables, nuts and trail mix). We have a comprehensive offering of packaging formats and flavor profiles, and we also offer natural, organic and preservative-free ingredients across almost our entire portfolio. Our purpose is to make high quality food and beverages affordable to all.

Additional information, including TreeHouse’s most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse’s website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words “anticipate,” “believe,” “estimate,” “project,” “expect,” “intend,” “plan,” “should,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: the success of our restructuring programs, our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; raw material and commodity costs; competition; our ability to continue to make acquisitions in accordance with our business strategy; changes and developments affecting our industry, including consumer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; disruptions in or failures of our information technology systems; labor strikes or work stoppages; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management’s Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2018, and from time to time in our filings with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.

FINANCIAL INFORMATION

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$79.0	$164.3
Receivables, net	367.3	351.3
Inventories	854.2	839.7
Prepaid expenses and other current assets	78.8	61.8
Total current assets	1,379.3	1,417.1
Property, plant and equipment, net	1,260.0	1,274.4
Operating lease right-of-use assets	228.8	—
Goodwill	2,163.9	2,161.4
Intangible assets, net	690.5	700.2
Other assets, net	42.5	46.2
Total assets	$5,765.0	$5,599.3
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$591.1	$577.9
Accrued expenses	245.6	256.1
Current portion of long-term debt	4.6	1.2
Total current liabilities	841.3	835.2
Long-term debt	2,285.2	2,297.4
Operating lease liabilities	204.6	—
Deferred income taxes	155.2	154.2
Other long-term liabilities	155.5	170.6
Total liabilities	3,641.8	3,457.4
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 10.0 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 90.0 shares authorized, 56.2 and 56.0 shares issued and outstanding, respectively	0.6	0.6
Treasury stock	(83.3)	(83.3)
Additional paid-in capital	2,137.5	2,135.8
Retained earnings	158.6	185.9
Accumulated other comprehensive loss	(90.2)	(97.1)
Total stockholders’ equity	2,123.2	2,141.9
Total liabilities and stockholders’ equity	$5,765.0	$5,599.3

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended March 31,
	2019	2018
	(unaudited)
Net sales	$1,301.1	$1,481.2
Cost of sales	1,106.5	1,249.3
Gross profit	194.6	231.9
Operating expenses:
Selling and distribution	79.2	108.4
General and administrative	65.9	81.1
Amortization expense	21.6	22.2
Other operating expense, net	28.8	28.9
Total operating expenses	195.5	240.6
Operating loss	(0.9)	(8.7)
Other expense:
Interest expense	26.9	28.5
(Gain) loss on foreign currency exchange	(0.4)	2.5
Other expense, net	12.2	4.2
Total other expense	38.7	35.2
Loss before income taxes	(39.6)	(43.9)
Income tax benefit	(12.3)	(9.8)
Net loss	$(27.3)	$(34.1)
Net loss per common share:
Basic	$(0.49)	$(0.60)
Diluted	$(0.49)	$(0.60)
Weighted average common shares:
Basic	56.1	56.5
Diluted	56.1	56.5

Supplemental Information:
Depreciation and amortization	$61.9	$67.0
Stock-based compensation expense	6.1	16.3

The following table reconciles the Company’s net loss to adjusted net income, adjusted EBIT, and adjusted EBITDAS for the three months ended March 31, 2019 and 2018:
TREEHOUSE FOODS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME,
ADJUSTED EBIT, AND ADJUSTED EBITDAS

		Three Months Ended March 31,
		2019	2018
		(unaudited, in millions)
Net loss per GAAP		$(27.3)	$(34.1)
Restructuring programs	(1)	33.7	38.6
Mark-to-market adjustments	(2)	15.9	5.6
Acquisition, integration, divestiture, and related costs	(3)	1.0	(0.1)
Product recall	(4)	0.4	—
Tax indemnification	(5)	(0.3)	—
Foreign currency (gain) loss on re-measurement of intercompany notes	(6)	(1.6)	1.9
CEO transition costs	(7)	—	13.0
Less: Taxes on adjusting items		(14.3)	(14.8)
Adjusted net income		7.5	10.1
Interest expense		26.9	28.5
Interest income		(2.6)	(2.0)
Income tax benefit		(12.3)	(9.8)
Add: Taxes on adjusting items		14.3	14.8
Adjusted EBIT		33.8	41.6
Depreciation and amortization	(8)	59.2	58.8
Stock-based compensation expense	(9)	5.9	6.4
Adjusted EBITDAS		$98.9	$106.8

		Location in Condensed	Three Months Ended March 31,
		Consolidated Statements of Operations	2019	2018
			(unaudited, in millions)
(1)	Restructuring programs	Other operating expense, net	$28.8	$28.9
		Cost of sales	4.1	9.7
		General and administrative	0.8	—
(2)	Mark-to-market adjustments	Other expense, net	15.9	5.6
(3)	Acquisition, integration, divestiture, and related costs	General and administrative	1.0	(0.1)
(4)	Product recall	General and administrative	0.4	—
(5)	Tax indemnification	Other expense, net	(0.3)	—
(6)	Foreign currency (gain) loss on re-measurement of intercompany notes	(Gain) loss on foreign currency exchange	(1.6)	1.9
(7)	CEO transition costs	General and administrative	—	13.0
(8)	Depreciation included as an adjusting item	Cost of sales	2.7	8.2
(9)	Stock-based compensation expense included as an adjusting item	General and administrative	0.2	9.9

TREEHOUSE FOODS, INC.
CASH FLOW KEY METRICS

	Three Months Ended March 31,
	2019	2018
	(unaudited, in millions)
Net Cash Flows (Used In) Provided By :
Operating activities	$(37.9)	$57.8
Investing activities	(36.5)	(41.7)
Financing activities	(14.8)	(20.1)

TREEHOUSE FOODS, INC.
RECONCILIATION OF NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended March 31,
	2019	2018
	(unaudited, in millions)
Cash flow (used in) provided by operating activities	$(37.9)	$57.8
Less: Capital expenditures	(36.4)	(41.4)
Free cash flow	$(74.3)	$16.4

12